EXHIBIT B

NOMINATION AGREEMENT

1.                  This Nomination Agreement (the “Agreement”) is by and between JANA Partners LLC, a Delaware limited liability company (“JANA,” “we” or “us”), and Francesco Trapani (“you”).

2.                  You agree that you are willing, should we so elect, to become a member of a slate of nominees (the “Slate”) of a JANA affiliate (the “Nominating Party”) which nominees shall stand for election as directors of Tiffany & Co., a Delaware corporation (“Tiffany”), in connection with a proxy solicitation (the “Proxy Solicitation”) to be conducted in respect of the 2017 annual meeting of stockholders of Tiffany (including any adjournment or postponement thereof or any special meeting held in lieu thereof, the “Annual Meeting”) or appointment or election by other means. You further agree, subject to the terms and conditions hereof and subject to Tiffany’s Corporate Governance Principles, to serve as a director of Tiffany if so elected or appointed.

3.                  JANA agrees on behalf of the Nominating Party to pay the costs related to the Proxy Solicitation. JANA also agrees on behalf of the Nominating Party to pay you, (i) $100,000 within three (3) business days of the date hereof and (ii) in the event that you are elected or appointed to the board of directors (the “Board”) of Tiffany, $150,000 within three (3) business days of such election or appointment, provided that, to the extent that you do not own on the date of such election or appointment shares of common stock of Tiffany (“Shares”) with a market value (based on the volume-weighted average price of the Shares on the New York Stock Exchange (“NYSE”) during the thirty (30) day period ending on the date of such election or appointment) equal to at least the estimated after-tax proceeds of $250,000 (assuming a combined federal, state and city tax rate of 45%, rounded to the nearest whole dollar), you agree to purchase an amount of Shares with a market value (based on the closing price of the Shares on the NYSE on the date of such election or appointment) equivalent to or greater than such after-tax amount within five (5) business days of receipt of such $150,000 payment (or such longer period as may be required to comply with any legal or regulatory requirements or policies of the Board). You agree to hold any Shares purchased by you in accordance with this paragraph (and any other Shares purchased by you which were taken into account in satisfying the share ownership obligation set forth in the prior sentence) until at least the later of (A) the first date as of which you are no longer a director of Tiffany and (B) three (3) years from the date of such appointment or election (or if earlier, the date of the consummation of any merger or sale of Tiffany which has been approved if applicable by the Board and the holders of the requisite number of Shares).

4.                  In the event that you are elected or appointed to the Board, and provided that you serve as a director of Tiffany for at least one full term, you will also be entitled to stock appreciation rights, which will be paid in cash by JANA on behalf of the Nominating Party, with respect to a number of Shares (the “Reference Shares”) equal to three-eighths (3/8) of the total number of Shares owned by you as of the close of business on the date of your election or appointment (up to a maximum number of Shares at a total cost to you of no more than fifteen million five hundred thousand dollars ($15,500,000)), as follows: (i) stock appreciation rights (the “3-Year SARs”) with respect to one-half (1/2) of the Reference Shares will be payable immediately following the third anniversary of your election or appointment to the Board (the “Third Anniversary”) and (ii) stock appreciation rights (the “5-Year SARs”, and together with the 3-Year SARs, the “SARs”) with respect to the other one-half (1/2) of the Reference Shares will be payable immediately following the fifth anniversary of your election or appointment to the Board (the “Fifth Anniversary”). Such cash payments shall be calculated as follows: (A) in the case of the 3-Year SARs, the difference between (x) the closing price of the Shares on the NYSE on the date hereof and (y) the lesser of the closing price of the Shares on the Third Anniversary and the volume-weighted average price of the Shares during the thirty (30) day period ending on the Third Anniversary and (B) in the case of the 5-Year SARs, the difference between (x) the closing price of the Shares on the date hereof and (y) the lesser of the closing price of the Shares on the Fifth Anniversary and the volume-weighted average price of the Shares during the thirty (30) day period ending on the Fifth Anniversary. The 3-Year SARs will vest on the Third Anniversary and the 5-Year SARs will vest on the Fifth Anniversary, provided, however, that all unvested SARs shall vest immediately prior to the consummation of any merger or sale of Tiffany which has been approved if applicable by the Board and the holders of the requisite number of Shares. All such cash payments in respect of the SARs shall be paid within ten (10) business days of the applicable vesting date. The shares of any new entity which are issued by Tiffany to its shareholders in a spin-off, rights offering or similar transaction prior to the vesting of any SARs shall be considered “Shares” for the purpose of this agreement and the price of such Shares (less the amount of consideration, if any, required to be paid by shareholders for such Shares) shall be aggregated with the price of the Shares for the purposes of the calculations provided for in this paragraph.

5.                  JANA agrees on its own behalf and on behalf of the Nominating Party that, so long as you actually serve on the Slate, in addition to any rights you may have under applicable law, JANA and the Nominating Party will defend, indemnify and hold you harmless from and against any and all losses, claims, damages, penalties, judgments, awards, settlements, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) incurred by you in the event that you become a party to, are threatened to be made a party to, are a witness or other participant in, or are threatened to be a witness or other participant in, any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof, (i) relating to your role as a nominee for director of Tiffany on the Slate, or (ii) otherwise arising from or in connection with or relating to the Proxy Solicitation. JANA shall advance any and all expenses (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) actually and reasonably incurred by you in any such action, regardless of whether you are ultimately determined to be entitled to such indemnification or advancement of expenses. Your right of indemnification hereunder shall continue after the conclusion of the Annual Meeting but only for events (i) that occurred at or prior to the Annual Meeting, or (ii) arising as a result of the Annual Meeting or Proxy Solicitation, and subsequent to the date hereof. Anything to the contrary herein notwithstanding, JANA is not indemnifying you for any action taken by you or on your behalf that occurs prior to the date hereof or subsequent to the conclusion of the Proxy Solicitation or such earlier time as you are no longer a nominee on the Slate or for any actions taken by you as a director of Tiffany, if you are elected. Nothing herein shall be construed to provide you with indemnification (i) if you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Solicitation, unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; (ii) if you acted in a manner that constitutes gross negligence or willful misconduct; or (iii) if you provided false or misleading information, or omitted material information, in the JANA Questionnaire (as defined below) or otherwise in connection with the Proxy Solicitation. You shall promptly notify JANA in writing in the event of any third-party claims actually made against you or known by you to be threatened if you intend to seek indemnification hereunder in respect of such claims. The failure to so notify JANA will not relieve JANA from any liability which JANA may have to you, except to the extent that JANA is materially damaged by your failure to so notify JANA. In addition, upon your delivery of notice with respect to any such claim, JANA shall promptly assume control of the defense of such claim with counsel chosen by JANA and approved by you; provided however, if you have reasonably concluded that such counsel has a conflict of interest in representing both JANA and you or that you have reasonably concluded that there may be legal defenses available to you that are different from or additional to those available to JANA, you shall be entitle to control you own defense and the reasonable fees and expenses of your counsel shall be at the expense of JANA. JANA shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent, which shall not be unreasonably withheld. However, JANA may not enter into any settlement of any such claim without your written consent unless such settlement includes (i) no admission of liability or guilt by you, (ii) no requirement that you refrain from any specified activity and (iii) an unconditional release of you from any and all liability or obligation in respect of such claim. If you are required to enforce the obligations of JANA under this agreement in a court of competent jurisdiction, or to recover damages for breach of this agreement, JANA will pay on your behalf, in advance, any and all expenses (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) actually and reasonably incurred by you in such action, regardless of whether you are ultimately determined to be entitled to such indemnification or advancement of expenses.

6.                  You understand that it may be difficult, if not impossible, to replace a nominee who, such as yourself, has agreed to serve on the Slate and, if elected, as a director of Tiffany if such nominee later changes his mind and determines not to serve on the Slate or, if elected, as a director of Tiffany. Accordingly, JANA is relying upon your agreement to serve on the Slate and, if elected, as a director of Tiffany. In that regard, you will be supplied with a questionnaire (the “JANA Questionnaire”) in which you will provide JANA with information necessary for the Nominating Party to make appropriate disclosure to Tiffany and to use in creating the proxy solicitation materials to be sent to stockholders of Tiffany and filed with the Securities and Exchange Commission (“SEC”) in connection with the Proxy Solicitation.

7.                  You agree that (i) upon request you will promptly complete, sign and return the JANA Questionnaire, (ii) your responses in the JANA Questionnaire will be true, complete and correct in all material respects, and (iii) you will provide any additional information related to the Proxy Solicitation as may be reasonably requested in writing by JANA. In addition, you agree that you will execute and return a separate instrument confirming that you consent to being nominated for election as a director of Tiffany and, if elected, consent to serving as a director of Tiffany. Upon being notified that you have been chosen, we and the Nominating Party may forward your consent and completed JANA Questionnaire (or summary thereof), to Tiffany, and we and the Nominating Party may at any time, in our and their discretion, disclose the information contained therein (other than personal identifying information such as social security number, home address, email address or telephone numbers), as well as the existence and contents of this Agreement. Furthermore, you understand that we may elect, at our expense, to conduct a background and reference check on you and you agree to complete and execute any necessary authorization forms or other documents required in connection therewith, provided however, we agree to keep the results of any such background and reference check strictly confidential.

8.                  You further agree that (i) you will treat confidentially all information relating to the Proxy Solicitation which is non-public, confidential or proprietary in nature; (ii) you will not issue, publish or otherwise make any public statement or any other form of public communication relating to Tiffany or the Proxy Solicitation without the prior approval of JANA, other than as may be required by applicable law, SEC, stock exchange, or self-regulatory organization rules or regulations; and (iii) you will not agree to serve, or agree to be nominated to stand for election by Tiffany or any other stockholder of Tiffany (other than JANA), as a director of Tiffany without the prior approval of JANA.

9.                  In addition to the purchases of common stock of Tiffany set forth in the third paragraph above, you may invest in additional securities of Tiffany. You agree that if you or your family members or affiliates (as such term is defined in Rule 12b-2 of the rules and regulations of the Securities Exchange Act of 1934, as amended) invest in securities of Tiffany, (i) you and such individuals and affiliates agree to provide necessary information so that we may comply with any applicable disclosure or other reporting obligations which may result from such investment, (ii) the undersigned or its affiliates shall prepare and complete any required disclosures including all regulatory filings related thereto and (iii) you and such individuals and affiliates agree to hold any such securities purchased on or after the date of this

Agreement until the termination of this Agreement, provided, however, that in the event that the Nominating Party or any of its affiliates dispose of any Shares during the term of this Agreement, of which dispositions you shall be promptly notified, you and your family members or affiliates will be permitted to sell in the aggregate a pro rata amount.

10.              Each of us recognizes that should you be elected or appointed to the Board all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duties, as applicable, to Tiffany and to the stockholders of Tiffany and, as a result, that there is, and can be, no agreement between you and JANA that governs the decisions which you will make as a director of Tiffany.

11.              This Agreement shall automatically terminate on the earliest to occur of (i) the conclusion of the Annual Meeting, (ii) your election or appointment to the Board, (iii) the termination of the Proxy Solicitation or (iv) our election to not include you as part of the Slate, provided, however, that the third, fourth and fifth paragraphs, your confidentiality obligations in the eighth paragraph, and the tenth, twelfth, thirteenth and fourteenth paragraphs of this Agreement shall survive such termination.

12.              This Agreement sets forth the entire agreement between JANA and you as to the subject matter contained herein, and cannot be amended, modified or terminated except by a writing executed by JANA and you.

13.              You shall not be deemed to be in default of your obligations hereunder if you are prevented from performing such obligations as a result of events beyond your control, including, without limitation, fire, power failures, any act of war, riot, strikes, civil insurrection, earthquake, hurricane, tornado or other catastrophic natural events or acts of God.

14.              This Agreement shall be governed by the laws of the State of New York, without regard to the principles of the conflicts of laws thereof. The parties agree to the exclusive jurisdiction of the state and federal courts of New York, New York, and waive, and agree not to plead or to make, any claim that any action or proceeding brought in the state and federal courts of New York, New York has been brought in an improper or inconvenient forum.

15.              Any notice required to be given hereunder shall, to the extent specified, be in writing and if directed to JANA, delivered to JANA Partners LLC, 767 5th Avenue, 8th floor, New York, NY 10153, Attention: Legal Dept., and if directed to Francesco Trapani to Francesco Trapani C/O Elystone Capital, 30 quai Gustave Ador, 1207 Geneva, Switzerland, or to another address as either party shall designate in writing.

[Signature Page Follows]

Agreed to as of the date both parties have signed:

JANA PARTNERS LLC

By: ________________________________

Name:

Title:

Date:

___________________________________

Name: Francesco Trapani

Date: